EXHIBIT 99.2

JOINT FILERS' SIGNATURES
Insight Holdings Group, LLC, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Associates XII, L.P., By: Insight Associates XII, Ltd., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Associates XII, Ltd., By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Partners XII, L.P., By: Insight Associates XII, L.P., its general partner, By: Insight Associates XII, Ltd., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Satellite Co-Invest, L.P., By: Insight Satellite Co-Invest GP, LLC, its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Satellite Co-Invest GP, LLC, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date